Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraft.com	ir@kraft.com

KRAFT FOODS REPORTS Q2 EPS FROM CONTINUING OPERATIONS UP 27% TO $0.56,

FUELED BY BROAD-BASED OPERATING GAINS

•	Net revenues declined 5.9% due to currency; organic net revenues[1] up 2.9%

•	Operating income increased 7.6%; margin expanded 190 basis points

•	Outlook for 2009 diluted EPS raised to at least $1.93 from $1.88

NORTHFIELD, Ill. – Aug. 4, 2009 – Kraft Foods Inc. (NYSE: KFT) today reported strong second quarter 2009 results fueled by solid performance across all geographies. Organic net revenue growth reflected the impact of cost-driven pricing actions taken in 2008, positive volume/mix and the benefits of incremental investments in brand building. Income growth and margin expansion were driven by lower costs due to the completion of the 2004-2008 Restructuring Program, improved product mix and lower fixed manufacturing costs.

“The investments we’ve made over the past three years are driving solid business momentum in a challenging economic environment,” said Irene Rosenfeld, Chairman and CEO. “We’re on track to deliver strong top- and bottom-line results, restore our profit margins to industry averages and consistently deliver against our long-term earnings growth target of 7 to 9 percent.”

•	Net revenues declined 5.9 percent to $10.2 billion, including the unfavorable impact of 8.1 percentage points from currency and 0.7 percentage points from divestitures.

Organic net revenues grew 2.9 percent, driven by 2.7 percentage points from pricing and 0.2 percentage points from volume/mix. The favorable impact from the shift of Easter-related shipments into the second quarter this year was more than offset by the cumulative effect of the planned discontinuation of less-profitable product lines over the past year.

[1]	Please see discussion of Non-GAAP Financial Measures.

•

Operating income increased 7.6 percent from the prior year to $1,531 million. Lower costs due to the completion of the Restructuring Program accounted for 10.0 percentage points of growth, partially offset by a negative 8.2 percentage point impact due to currency translation.

The company delivered this strong increase in operating income despite an unfavorable impact of about 9 percentage points from gains in second quarter 2008. Specifically, second quarter 2008 benefited from approximately $90 million2 more of gains due to certain commodity hedging activities and a $40 million value added tax credit in Brazil.

Operating income margin increased 190 basis points year-over-year to 15.1 percent. Approximately 130 basis points of the improvement were attributable to lower costs due to the completion of the Restructuring Program, while approximately 50 basis points were attributable to favorable product mix.

•	The tax rate of 32.0 percent was down from 37.9 percent in the prior year period due to the timing of discrete items in both years.

•	Earnings per share were $0.56, up from $0.49 in second quarter 2008.

Diluted EPS
Second Quarter 2008 Diluted EPS	$0.49

Discontinued Operations	(0.05)

Second Quarter 2008 Diluted EPS from Continuing Operations	$0.44

Operating Gains	0.05
Absence of Brazilian VAT Credit	(0.02)
Unfavorable Foreign Currency	(0.06)
Lower Unrealized Gains from Commodity Hedging Activities	(0.02)
Lower Restructuring Program Costs	0.07
Net Change in Gains/Losses on Divestitures	0.03

Lower Interest Expense	0.01
Changes in Taxes	0.04
Fewer Shares Outstanding	0.02

Second Quarter 2009 Diluted EPS	$0.56

[2]	This amount included approximately $40 million of lower unrealized gains and approximately $50 million of lower realized gains from certain commodity hedging activities.

Operating gains of $0.05 versus the prior year overcame the unfavorable impact of about $0.02 from incremental pension costs as well as approximately $0.02 of benefits in the prior year from realized gains from certain commodity hedging activities.

•

Discretionary cash flow[1] for the first six months of 2009 was approximately $1.4 billion, nearly double that of the first six months of 2008. The increase primarily reflects improved working capital management and lower capital expenditures.

SECOND QUARTER 2009 RESULTS, DISCUSSION BY SEGMENT3

	Q2 2009 (percent growth)
	Net Revenues	Organic Net Revenues[1]	Operating Income
Total Kraft Foods	(5.9)%	2.9%	7.6%[4]

Kraft Foods North America	0.0	1.8	10.0
U.S. Beverages	6.0	6.0	9.6
U.S. Cheese	(8.7)	(8.7)	16.1
U.S. Convenient Meals	7.1	7.1	36.9
U.S. Grocery	6.7	6.7	10.8
U.S. Snacks	1.3	1.3	(7.7)
Canada & N.A. Foodservice	(10.0)	(0.5)	10.7

Kraft Foods Europe	(17.4)	0.4	90.8

Kraft Foods Developing Markets	(9.8)	9.3	2.8

U.S. Beverages

Organic net revenues increased 6.0 percent as volume/mix growth was partially offset by lower price levels. Ready-to-drink beverages grew at a double-digit rate behind successful quality and marketing investments in Capri Sun. Coffee grew primarily due to strong growth in Maxwell House, aided, in part, by the Easter shift.

[1]	Please see discussion of Non-GAAP Financial Measures.
[3]	Please refer to the company’s Form 8-K filed March 26, 2009, for discussion of changes to reportable segments.
[4]

Includes the year-over-year changes in unallocated corporate expenses, unrealized gains/losses related to the company’s hedging activities, certain components of its U.S. pension plan costs and the amortization of intangibles.

Operating income increased 9.6 percent as improved volume/mix and lower costs due to the completion of the Restructuring Program were partially offset by incremental marketing investments.

U.S. Cheese

Organic net revenues declined 8.7 percent driven primarily by an 8.0 percentage point reduction from pricing in response to significantly lower dairy costs. Solid volume growth in Kraft Singles processed slices, Velveeta processed cheese and Philadelphia cream cheese was largely offset by declines in other cheese categories. The Easter shift favorably impacted growth by approximately two percentage points.

Operating income grew 16.1 percent as the benefits of improved alignment of prices with costs, reflecting the company’s adaptive pricing model in natural cheese, more than offset higher marketing investments.

U.S. Convenient Meals

Organic net revenues increased 7.1 percent reflecting the impact of higher price levels and improved volume/mix. DiGiorno pizza and Oscar Mayer Deli Fresh meats each grew 20 percent or more. Oscar Mayer Deli Creations and new products, such as DiGiorno Crispy Flatbread pizzas and DiGiorno and California Pizza Kitchen Flatbread Melts sandwiches, also fueled the growth. The planned discontinuation of less-profitable product lines, partially offset by the impact of the Easter shift, slowed growth by approximately one percentage point.

Operating income increased 36.9 percent as improved alignment of prices with costs and favorable volume/mix more than offset higher marketing costs.

U.S. Grocery

Organic net revenues increased 6.7 percent from higher price levels and favorable volume/mix, primarily driven by double-digit volume growth in Kraft macaroni and cheese dinners.

Operating income increased 10.8 percent as the benefits of improved alignment of prices with costs more than offset higher marketing costs.

U.S. Snacks

Organic net revenues increased 1.3 percent driven by both higher price levels and improved volume/mix. Biscuits grew about five percent, driven by strong performance in the top five brands: Oreo, Chips Ahoy!, Ritz, Wheat Thins and Triscuit. Organic net revenue for both nuts and bars declined. The favorable impact of the Easter shift was offset by the unfavorable carryover impact of recalling certain products containing pistachios during the first quarter.

Operating income decreased 7.7 percent due to approximately $40 million in lower realized gains on certain commodity hedging activities. Excluding these prior year gains, operating income increased as lower overhead and marketing costs, favorable volume/mix and higher price levels more than offset higher input costs.

Canada & North America Foodservice

Organic net revenues declined 0.5 percent as growth in Canada was more than offset by lower revenues in North America Foodservice. Growth in Canada was driven by higher price levels and continued volume/mix improvements from marketing investments and more effective customer programs. North America Foodservice declined due to unfavorable volume/mix, reflecting an industrywide decrease in casual dining traffic and the planned discontinuation of a less-profitable product line.

Operating income increased 10.7 percent despite an unfavorable currency impact of approximately 13 percentage points. The increase was driven by lower costs due to the completion of the Restructuring Program, higher price levels, lower overhead and marketing costs and solid operating performance in Canada. These gains were partially offset by higher input costs as well as lower volumes in North America Foodservice.

Kraft Foods Europe

Organic net revenues increased 0.4 percent reflecting higher price levels, partially offset by lower volume/mix that was due, in part, to management’s decision to forego unprofitable volume. Strong growth of Milka and Freia Marabou as well as higher price levels drove the increase in chocolate. Double-digit growth of Kenco, Gevalia and Tassimo drove growth in coffee. Biscuits declined as the impact of weakening economic conditions was partially offset by solid growth in regional priority brands and share gains in the United Kingdom and Belgium.

Operating income nearly doubled despite an approximately 28 percentage point unfavorable impact from currency. The increase was largely driven by higher price levels and lower input and manufacturing costs, lower costs due to the completion of the Restructuring Program and lower net losses on divestitures. These gains more than offset higher investments in cost-savings initiatives and marketing.

Kraft Foods Developing Markets

Organic net revenues increased 9.3 percent driven by solid gains from priority brands in each region.

•	In Latin America, the top five brands collectively grew more than 25 percent, including more than 30 percent growth in both Tang powdered beverages and Lacta chocolate.

•	In Asia Pacific, growth was driven by higher price levels and strength in the priority brands, particularly Oreo cookies and Tang.

•

In Central and Eastern Europe, Middle East & Africa, higher price levels and strength in the priority brands drove growth. Priority brands collectively grew at double-digit rates, with particularly strong performances from Tang, Jacobs coffee and Milka chocolate.

Operating income increased 2.8 percent despite an unfavorable currency impact of approximately 18 percentage points. Excluding currency, a combination of higher price levels, lower fixed manufacturing costs, lower costs due to the completion of the Restructuring Program and improved volume/mix more than offset higher input costs, investments in marketing and selling and the absence of a $40 million benefit from a value added tax credit in Brazil in the prior year.

OUTLOOK

Kraft Foods increased its guidance for 2009 diluted earnings per share to at least $1.93 versus the prior expectation of $1.88. This guidance reflects strong year-to-date performance as well as incremental investments in marketing and cost-savings initiatives to drive future growth.

The company’s outlook for 2009 organic net revenue growth of approximately 3 percent and a 31.5 percent full-year effective tax rate remain unchanged.

CONFERENCE CALL

Kraft Foods will host a conference call for investors with accompanying slides to review its results at 5 p.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will be available on the company’s web site.

ABOUT KRAFT FOODS INC.

Kraft Foods (www.kraftfoodscompany.com) makes today delicious in 150 countries around the globe. Our 100,000 employees work tirelessly to make delicious foods consumers can feel good about. From American brand icons like Kraft cheeses, dinners and dressings, Maxwell House coffees and Oscar Mayer meats, to global powerhouse brands like Oreo and LU biscuits, Philadelphia cream cheeses, Jacobs and Carte Noire coffees, Tang powdered beverages and Milka, Côte d’Or, Lacta and Toblerone chocolates, our brands deliver millions of smiles every day. Kraft Foods (NYSE: KFT) is the world’s second largest food company with annual revenues of $42 billion. The company is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, the Dow Jones Sustainability Index and the Ethibel Sustainability Index.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding our outlook for 2009 diluted EPS; that the investments we’ve made over the last three years are driving solid business momentum; that we’re on track to deliver strong top- and bottom-line results, to restore our profit margins to industry averages and consistently deliver against our long-term earnings growth target of 7 to 9 percent; that our increase in 2009 diluted EPS reflects strong year-to-date performance as well as incremental investments in marketing and cost-savings initiatives to drive future growth; our outlook for 2009 net revenue growth of approximately 3 percent; and our full-year effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, continued volatility in input costs, pricing actions, increased competition, increased costs of sales, a shift to private label products, risks from operating internationally, and tax law changes. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line guidance measure is organic net revenues, which excludes the impact of acquisitions, divestitures and currency. The company uses organic net revenues and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results.

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. In 2009, the company began excluding certain components of its U.S. pension plan cost from segment operating income because the company centrally manages pension plan funding decisions, and determines discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews. Additionally, “certain commodity hedging activities” include the timing impacts of realized gains and losses on commodity hedges that were intended to cover transactions outside of the current quarter.

The company’s five-year Restructuring Program, which ended in 2008, included asset impairment, exit and implementation costs. Implementation costs are directly attributable to exit costs; however, they do not qualify for exit cost treatment under U.S. GAAP. Management believes this disclosure provides better transparency into the total costs of our Restructuring Program.

The company uses discretionary cash flow as its primary cash flow metric as it represents the controllable cash flows from operations. For the six months ended June 30, 2009, discretionary cash flow was $1,446 million, and is defined as cash flow from operations ($1,720 million) less capital expenditures ($474 million) plus voluntary pension contributions ($200 million). Management believes it shows the financial health of and how efficiently we are running the company.

See the attached schedules for supplemental financial data and corresponding reconciliations to certain GAAP financial measures for the quarters ended June 30, 2009 and 2008. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in its 2009 Outlook, the company has not provided that information. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Statements of Earnings

For the Three Months Ended June 30,

(in millions, except per share data) (Unaudited)

	As Reported (GAAP)
	2009	2008	% Change

Net revenues	$10,162	$10,804	(5.9)%

Cost of sales	6,497	6,936	6.3%

Gross profit	3,665	3,868	(5.2)%
Gross profit margin	36.1%	35.8%

Marketing, administration & research costs	2,140	2,264	5.5%

Asset impairment and exit costs	(26)	103	100.0+ %

(Gains) / losses on divestitures, net	17	74	77.0%

Amortization of intangibles	3	4	25.0%

Operating income	1,531	1,423	7.6%
Operating income margin	15.1%	13.2%

Interest & other expense, net	312	331	5.7%

Earnings from continuing operations before income taxes	1,219	1,092	11.6%

Provision for income taxes	390	414	5.8%
Effective tax rate	32.0%	37.9%

Earnings from continuing operations	$829	678	22.3%

Earnings from discontinued operations, net of income taxes	—	69	(100.0)%

Net earnings	$829	$747	11.0%

Noncontrolling interest	2	2	—

Net earnings attributable to Kraft Foods	$827	$745	11.0%

Earnings per share attributable to Kraft Foods:
Basic
- Continuing operations	$0.56	$0.44	27.3%
- Discontinued operations	—	0.05	(100.0)%

- Net earnings attributable to Kraft Foods	$0.56	$0.49	14.3%

Diluted
- Continuing operations	$0.56	$0.44	27.3%
- Discontinued operations	—	0.05	(100.0)%

- Net earnings attributable to Kraft Foods	$0.56	$0.49	14.3%

Average shares outstanding:
Basic	1,478	1,522	2.9%
Diluted	1,484	1,532	3.1%

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended June 30,

($ in millions) (Unaudited)

					% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2009

U.S. Beverages	$836	$—	$—	$836	6.0%	6.0%	6.5	pp	(0.5	)pp
U.S. Cheese	887	—	—	887	(8.7)%	(8.7)%	(0.7)		(8.0)
U.S. Convenient Meals	1,166	—	—	1,166	7.1%	7.1%	2.3		4.8
U.S. Grocery	973	—	—	973	6.7%	6.7%	0.7		6.0
U.S. Snacks	1,288	—	—	1,288	1.3%	1.3%	0.6		0.7
Canada & N.A. Foodservice	1,027	—	108	1,135	(10.0)%	(0.5)%	(2.1)		1.6

North America	$6,177	$—	$108	$6,285	0.0%	1.8%	1.0		0.8

Europe	2,083	—	377	2,460	(17.4)%	0.4%	(1.6)		2.0
Developing Markets	1,902	(5)	391	2,288	(9.8)%	9.3%	0.4		8.9

Kraft Foods	$10,162	$(5)	$876	$11,033	(5.9)%	2.9%	0.2	pp	2.7	pp

2008 (As Restated)

U.S. Beverages	$789	$—	$—	$789
U.S. Cheese	972	—	—	972
U.S. Convenient Meals	1,089	—	—	1,089
U.S. Grocery	912	—	—	912
U.S. Snacks	1,272	—	—	1,272
Canada & N.A. Foodservice	1,141	—	—	1,141

North America	$6,175	$—	$—	$6,175

Europe	2,521	(72)	—	2,449
Developing Markets	2,108	(14)	—	2,094

Kraft Foods	$10,804	$(86)	$—	$10,718

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended June 30,

($ in millions) (Unaudited)

		2008 Impacts		2009 Impacts
	2008 Operating Income - As Restated (GAAP)	Restructuring Program Costs	(Gains) / Losses on Divestitures, Net	Impact of Currency	Asset Impairment & Exit Costs *	Gains / (Losses) on Divestitures, Net	Impact of Divestitures	Operations	2009 Operating Income - As Reported (GAAP)	% Change
U.S. Beverages	$135	$8	$—	$—	$—	$—	$—	$5	$148	9.6%
U.S. Cheese	143	2	—	—	—	—	—	21	166	16.1%
U.S. Convenient Meals	103	1	—	—	—	—	—	37	141	36.9%
U.S. Grocery	306	4	—	—	—	—	—	29	339	10.8%
U.S. Snacks	222	3	—	—	—	—	—	(20)	205	(7.7)%
Canada & N.A. Foodservice	131	29	—	(21)	—	—	—	6	145	10.7%

North America	1,040	47	—	(21)	—	—	—	78	1,144	10.0%

Europe	109	43	74	(62)	26	(17)	(9)	44	208	90.8%
Developing Markets	246	31	—	(50)	—	—	(2)	28	253	2.8%

Unrealized G/(L) on Hedging Activities	78	—	—	—	—	—	—	(44)	34
HQ Pension	—	—	—	—	—	—	—	(54)	(54)
General Corporate Expenses	(46)	—	—	1	—	—	—	(6)	(51)
Amortization of Intangibles	(4)	—	—	—	—	—	—	1	(3)

Kraft Foods	$1,423	$121	$74	$(132)	$26	$(17)	$(11)	$47	$1,531	7.6%

*	Includes $35 million reversal of 2008 Restructuring Program costs.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Condensed Statements of Earnings

For the Six Months Ended June 30,

(in millions, except per share data) (Unaudited)

	As Reported (GAAP)
	2009	2008	% Change

Net revenues	$19,558	$20,850	(6.2)%

Cost of sales	12,628	13,681	7.7%

Gross profit	6,930	7,169	(3.3)%
Gross profit margin	35.4%	34.4%

Marketing, administration & research costs	4,131	4,393	6.0%

Asset impairment and exit costs	(26)	183	100.0+ %

(Gains) / losses on divestitures, net	17	92	81.5%

Amortization of intangibles	9	11	18.2%

Operating income	2,799	2,490	12.4%
Operating income margin	14.3%	11.9%

Interest & other expense, net	592	636	6.9%

Earnings from continuing operations before income taxes	2,207	1,854	19.0%

Provision for income taxes	716	629	(13.8)%
Effective tax rate	32.4%	33.9%

Earnings from continuing operations	$1,491	1,225	21.7%

Earnings from discontinued operations, net of income taxes	—	123	(100.0)%

Net earnings	$1,491	$1,348	10.6%

Noncontrolling interest	4	4	—

Net earnings attributable to Kraft Foods	$1,487	$1,344	10.6%

Earnings per share attributable to Kraft Foods:
Basic
- Continuing operations	$1.01	$0.80	26.3%
- Discontinued operations	—	0.08	(100.0)%

- Net earnings attributable to Kraft Foods	$1.01	$0.88	14.8%

Diluted
- Continuing operations	$1.00	$0.79	26.6%
- Discontinued operations	—	0.08	(100.0)%

- Net earnings attributable to Kraft Foods	$1.00	$0.87	14.9%

Average shares outstanding:
Basic	1,476	1,527	3.3%
Diluted	1,484	1,538	3.5%

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Six Months Ended June 30,

($ in millions) (Unaudited)

					% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2009
U.S. Beverages	$1,619	$—	$—	$1,619	3.7%	3.7%	4.3	pp	(0.6	)pp
U.S. Cheese	1,781	—	—	1,781	(7.7)%	(7.7)%	(5.2)		(2.5)
U.S. Convenient Meals	2,283	—	—	2,283	7.6%	7.6%	2.3		5.3
U.S. Grocery	1,791	—	—	1,791	5.1%	5.1%	(1.6)		6.7
U.S. Snacks	2,485	—	—	2,485	0.9%	0.9%	(3.4)		4.3
Canada & N.A. Foodservice	1,934	—	238	2,172	(10.9)%	0.1%	(1.8)		1.9

North America	$11,893	$—	$238	$12,131	(0.5)%	1.5%	(1.1)		2.6

Europe	4,011	—	668	4,679	(18.2)%	(1.4)%	(4.4)		3.0
Developing Markets	3,654	(14)	753	4,393	(8.7)%	10.5%	0.3		10.2

Kraft Foods	$19,558	$(14)	$1,659	$21,203	(6.2)%	2.6%	(1.5	)pp	4.1	pp

2008 (As Restated)
U.S. Beverages	$1,561	$—	$—	$1,561
U.S. Cheese	1,929	—	—	1,929
U.S. Convenient Meals	2,121	—	—	2,121
U.S. Grocery	1,704	—	—	1,704
U.S. Snacks	2,462	—	—	2,462
Canada & N.A. Foodservice	2,170	—	—	2,170

North America	$11,947	$—	$—	$11,947

Europe	4,901	(157)	—	4,744
Developing Markets	4,002	(28)	—	3,974

Kraft Foods	$20,850	$(185)	$—	$20,665

Schedule 6

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Six Months Ended June 30,

($ in millions) (Unaudited)

		2008 Impacts		2009 Impacts
	2008 Operating Income - As Restated (GAAP)	Restructuring Program Costs	(Gains) / Losses on Divestitures, Net	Impact of Currency	Asset Impairment & Exit Costs *	Gains / (Losses) on Divestitures, Net	Impact of Divestitures	Operations	2009 Operating Income - As Reported (GAAP)	% Change
U.S. Beverages	$280	$16	$—	$—	$—	$—	$—	$14	$310	10.7%
U.S. Cheese	225	14	—	—	—	—	—	58	297	32.0%
U.S. Convenient Meals	196	10	—	—	—	—	—	76	282	43.9%
U.S. Grocery	545	9	—	—	—	—	—	47	601	10.3%
U.S. Snacks	342	9	—	—	—	—	—	(17)	334	(2.3)%
Canada & N.A. Foodservice	238	40	—	(40)	—	—	—	(8)	230	(3.4)%

North America	1,826	98	—	(40)	—	—	—	170	2,054	12.5%

Europe	233	81	92	(106)	26	(17)	(15)	60	354	51.9%
Developing Markets	436	40	—	(110)	—	—	(3)	97	460	5.5%

Unrealized G/(L) on Hedging Activities	103	—	—	—	—	—	—	18	121
HQ Pension	—	—	—	—	—	—	—	(94)	(94)
General Corporate Expenses	(97)	—	—	2	—	—	—	8	(87)
Amortization of Intangibles	(11)	—	—	—	—	—	—	2	(9)

Kraft Foods	$2,490	$219	$92	$(254)	$26	$(17)	$(18)	$261	$2,799	12.4%

*	Includes $35 million reversal of 2008 Restructuring Program costs.

Schedule 7

Kraft Foods Inc. and Subsidiaries

Cash Flows

For the Six Months Ended June 30,

($ in millions) (Unaudited)

	2009	2008
Net Cash Provided by Operating Activities (GAAP)	$1,720	$1,349
Capital Expenditures	(474)	(590)
Voluntary Pension Contribution	200	—

Discretionary Cash Flow (Non-GAAP)	$1,446	$759

Schedule 8

Kraft Foods Inc. and Subsidiaries

Condensed Balance Sheets

($ in millions) (Unaudited)

	June 30, 2009	December 31, 2008	June 30, 2008
Assets
Cash and cash equivalents	$1,731	$1,244	$708
Receivables, net	4,646	4,704	5,223
Inventories, net	4,011	3,881	4,995
Other current assets	1,300	1,632	877
Property, plant and equipment, net	10,224	9,917	11,464
Goodwill	28,225	27,581	30,497
Intangible assets, net	13,257	12,926	13,840
Other assets	1,260	1,288	3,370

Total assets	$64,654	$63,173	$70,974

Liabilities and Equity
Short-term borrowings	$856	$897	$2,217
Current portion of long-term debt	759	765	725
Accounts payable	3,225	3,373	3,541
Other current liabilities	5,463	6,009	5,360
Long-term debt	18,610	18,589	19,348
Deferred income taxes	4,266	4,064	5,675
Accrued pension costs	2,209	2,367	844
Accrued postretirement health care costs	2,682	2,678	2,896
Other long-term liabilities	2,204	2,075	2,241

Total liabilities	40,274	40,817	42,847

Total equity	24,380	22,356	28,127

Total liabilities and equity	$64,654	$63,173	$70,974